UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 22, 2009

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

635 Hood Road

Markham, Ontario, Canada L3R 4N6

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:(905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d) On April 22, 2009, the board of directors (the “Board”) of SMTC Corporation (the “Company”) appointed Mr. David Sandberg as a Class II director with a term expiring at the 2011 annual meeting of stockholders of the Company, filling a vacancy that was created when William Brock resigned from the Board on December 18, 2008. Mr. Sandberg is a managing member, founder, and portfolio manager of Red Oak Partners, LLC, SMTC’s largest single shareholder. The appointment of Mr. Sandberg as director was not pursuant to any agreement or understanding between Mr. Sandberg and any third party. At the time of his appointment to the Board, Mr. Sandberg was not appointed to serve on any committee of the Board.

A copy of the press release issued in connection with appointment of Mr. Sandberg is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by SMTC Corporation on April 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

Date: April 28, 2009	By:	/s/ Jane Todd
	Name: Title:	Jane Todd Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press Release issued by SMTC Corporation on April 23, 2009.